Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Reports Fourth-Quarter and Full-Year Earnings

Operating Results Meet Guidance Despite $11 Million Theft Loss in December
U.S. Turnaround on Track as Full-Year Profits More Than Triple Versus 2016
2019 Adjusted EBITDA Target Raised to $625 Million

RICHMOND, Va., February 7, 2018 - The Brink’s Company (NYSE:BCO), the global leader in cash management, secure logistics and security solutions, today announced fourth-quarter and full-year results for 2017. Highlights include:
GAAP

•	Fourth-quarter revenue up 12%, operating profit up 28%, margin 9.8% vs 8.6%, EPS ($1.02) vs $.28

•	Full-year revenue up 11%, operating profit up 48%, margin 8.2% vs 6.1%, EPS $.33 vs $.72

•	Results include $92 million non-cash charge related to tax reform legislation (see below)
Non-GAAP

•	Fourth-quarter revenue up 13%, operating profit up 15%, margin 10.5% vs 10.3%, EPS $.95 vs $.88

•	Full-year revenue up 10%, operating profit up 30%, margin 8.8% vs 7.4%, EPS $3.03 vs $2.28

•	Results include theft-related loss of $11 million or $.14 per share
Doug Pertz, president and chief executive officer, said:  “The strong improvement in fourth-quarter non-GAAP earnings was driven by profit growth of 43% in South America and 27% in North America. Despite a previously disclosed theft charge of $11 million, total non-GAAP operating profit rose 15% to $91 million in the fourth quarter and 30% to $281 million for the year, reflecting a full-year margin rate increase of 140 basis points to 8.8%. We were particularly pleased with the improved results in the U.S., where fourth-quarter profits rose 43% and full-year profits more than tripled versus 2016.
“Our plans to drive organic profit growth through our global ‘breakthrough initiatives’ continue to gain traction, and we are building a new layer of profitable growth through core acquisitions, six of which were completed in 2017, with a seventh expected to close in the second quarter of this year. Our acquisition pipeline is strong and we are well-positioned, both strategically and financially, to continue making acquisitions that offer compelling synergies with our existing business.”
The company’s 2018 non-GAAP guidance includes revenue growth of 8% to approximately $3.45 billion, operating profit growth of at least 30% to a range between $365 million and $385 million, earnings growth of more than 20% to a range between $3.65 and $3.85 per share, and adjusted EBITDA growth of approximately $100 million to a range between $515 million and $535 million. Brink’s also increased its target for 2019 adjusted EBITDA to $625 million, up from its prior target of $560 million.
The company’s 2018 guidance and 2019 adjusted EBITDA target assume annual organic revenue growth of approximately 5%, supplemented by contributions from the six acquisitions closed in 2017 and the previously announced acquisition of Rodoban in Brazil, which is expected to close in the second quarter of 2018. Upon completion of the Rodoban acquisition, total expenditures on acquisitions since March 2017 will be approximately $510 million. These acquisitions are expected to generate adjusted EBITDA of $60 million to $70 million in 2018 and approximately $90 million in 2019, reflecting an average post-synergy purchase multiple of less than six.

The U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform Act”) reduced the federal tax rate for corporations, beginning January 1, 2018, from 35% to 21%.  As a result, Brink’s remeasured its deferred tax asset (“DTA”) considering the new rate and other changes in the law and recorded a non-cash charge to fourth-quarter and full-year GAAP earnings of $92 million or $1.78 per share. This charge will continue to be adjusted during the year ending December 31, 2018.

Brink’s expects the new law to have an unfavorable impact related to the broadening of the company’s U.S. tax base that will more than offset the favorable impact of the new 21% rate. The company’s near-term effective non-GAAP tax rate is expected to increase to approximately 37% versus the 2017 rate of 34.2%.  Due to the repeal of the Alternative Minimum Tax, Brink’s expects to receive cash tax refunds totaling approximately $32 million between 2019 and 2022. Importantly, due to the availability of credits, elections and deductions, Brink’s does not expect to pay any U.S. cash taxes for at least five years.

Conference Call
Brink’s will host a conference call on February 7 at 8:30 a.m. ET to review fourth-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10116205 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through March 7, 2018 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10116205. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2018 Guidance (Unaudited)
(In millions except as noted)

	2017 GAAP	2017 Non-GAAP(a)	2018 GAAP Outlook(b)	Reconciling Items(a)	2018 Non-GAAP Outlook(a)
Revenues	$3,347	3,193	3,450	—	3,450
Operating profit	274	281	319 – 339	46	365 – 385
Nonoperating expense	(92)	(33)	(82) – (86)	33	(49) – (53)
Provision for income taxes	(158)	(85)	(92) – (99)	—	(117) – (123)
Noncontrolling interests	(7)	(6)	(7)	—	(7)
Income from continuing operations attributable to Brink's	17	157	138 – 148	—	192 – 202
EPS from continuing operations attributable to Brink's	$0.33	3.03	2.60 – 2.80	—	3.65 – 3.85

Operating profit margin	8.2%	8.8%	9.2% – 9.8%	1.4%	10.6% – 11.2%

Effective income tax rate	86.9%	34.2%	39.0%	—	37.0%

Adjusted EBITDA		425			515 – 535

Changes from 2017	Revenue Change				Operating Profit Change		EPS Change
	2018 GAAP Outlook(b)	% Change vs. 2017	2018 Non-GAAP Outlook(a)	% Change vs. 2017	2018 GAAP Outlook(b)	2018 Non-GAAP Outlook(a)	2018 Non-GAAP Outlook(a)
Organic	6	—	160	5	82 – 102	75 – 95	0.54 – 0.74
Acquisitions / Dispositions(c)	160	5	160	5	(18)	28	0.33
Currency	(63)	(2)	(63)	(2)	(19)	(19)	(0.25)
Total	103	3	257	8	45 – 65	84 – 104	0.62 – 0.82

Amounts may not add due to rounding

(a)
The 2017 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 10-13. The 2018 Non-GAAP outlook amounts for operating profit and nonoperating expense exclude the impact of other items not allocated to segments and certain retirement plan costs. The 2018 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(b)
2018 GAAP outlook does not include any forecasted amounts from Venezuela operations. The 2018 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Fourth-Quarter 2017 vs. 2016

GAAP		Organic	Acquisitions /			% Change
	4Q'16	Change	Dispositions(a)	Currency(b)	4Q'17	Total	Organic
Revenues:
North America	$320	(7)	3	6	322	1	(2)
South America	205	41	33	(9)	270	32	20
Rest of World	243	2	8	18	272	12	1
Segment revenues - GAAP/non-GAAP	$768	37	44	15	864	13	5

Other items not allocated to segments(d)	35	160	—	(157)	39	10	fav
Revenues - GAAP	$804	197	44	(142)	903	12	25

Operating profit:
North America	$24	5	1	1	30	27	21
South America	42	14	8	(4)	60	43	33
Rest of World	32	(3)	1	2	31	(2)	(10)
Segment operating profit	97	16	10	(1)	121	25	16
Corporate(c)	(18)	(9)	—	(3)	(30)	69	52
Operating profit - non-GAAP	$79	6	10	(4)	91	15	8

Other items not allocated to segments(d)	(10)	38	(7)	(24)	(2)	(76)	fav
Operating profit (loss) - GAAP	$69	45	2	(28)	88	28	65

GAAP interest expense	(6)				(14)	unfav

GAAP interest and other income (expense)	(11)				(16)	52

GAAP provision for income taxes	35				110	unfav

GAAP noncontrolling interests	3				1	(81)

GAAP income (loss) from continuing operations(f)	15				(52)	unfav

GAAP EPS(f)	$0.28				(1.02)	unfav

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'16	Change	Dispositions(a)	Currency(b)	4Q'17	Total	Organic

Segment revenues - GAAP/non-GAAP	$768	37	44	15	864	13	5

Non-GAAP operating profit	79	6	10	(4)	91	15	8

Non-GAAP interest expense	(6)				(13)	unfav

Non-GAAP interest and other income (expense)	(1)				—	fav

Non-GAAP provision for income taxes	27				27	—

Non-GAAP noncontrolling interests	1				1	86

Non-GAAP income from continuing operations(f)	45				50	10

Non-GAAP EPS(f)	$0.88				0.95	8

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Full-Year 2017 vs. 2016

GAAP		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic
Revenues:
North America	$1,210	33	11	—	1,254	4	3
South America	719	135	64	8	925	29	19
Rest of World	979	18	(4)	21	1,014	4	2
Segment revenues - GAAP/non-GAAP	$2,908	186	70	28	3,193	10	6

Other items not allocated to segments(d)	112	446	(3)	(401)	154	37	fav
Revenues - GAAP	$3,021	632	68	(373)	3,347	11	21

Operating profit:
North America	$40	31	2	1	74	85	78
South America	123	53	16	(8)	183	49	43
Rest of World	111	—	2	2	115	4	—
Segment operating profit	274	84	20	(6)	372	36	31
Corporate(c)	(58)	(28)	—	(5)	(91)	56	47
Operating profit - non-GAAP	$216	56	20	(10)	281	30	26

Other items not allocated to segments(d)	(31)	135	1	(112)	(8)	(76)	fav
Operating profit (loss) - GAAP	$185	191	21	(122)	274	48	fav

GAAP interest expense	(20)				(32)	58

GAAP interest and other income (expense)	(39)				(60)	54

GAAP provision for income taxes	79				158	unfav

GAAP noncontrolling interests	10				7	(33)

GAAP income (loss) from continuing operations(f)	36				17	(53)

GAAP EPS(f)	$0.72				0.33	(54)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,908	186	70	28	3,193	10	6

Non-GAAP operating profit	216	56	20	(10)	281	30	26

Non-GAAP interest expense	(20)				(31)	53

Non-GAAP interest and other income (expense)	(5)				(2)	(50)

Non-GAAP provision for income taxes	70				85	21

Non-GAAP noncontrolling interests	5				6	20

Non-GAAP income from continuing operations(f)	116				157	36

Non-GAAP EPS(f)	$2.28				3.03	33

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2017
Assets
Cash and cash equivalents	$183.5	614.3
Accounts receivable, net	501.1	642.3
Property and equipment, net	531.0	640.9
Goodwill and intangibles	205.3	559.4
Deferred income taxes	327.9	226.2
Other	246.0	376.5

Total assets	$1,994.8	3,059.6

Liabilities and Equity

Accounts payable	139.3	174.6
Debt	443.2	1,236.7
Retirement benefits	494.9	571.6
Accrued liabilities	385.7	488.5
Other	176.9	250.0
Total liabilities	1,640.0	2,721.4

Equity	354.8	338.2

Total liabilities and equity	$1,994.8	3,059.6

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2016	2017
Net cash provided by operating activities	167.5	252.1
Net cash used by investing activities	(108.9)	(394.9)
Net cash provided (used) by financing activities	(44.9)	585.8

Effect of exchange rate changes on cash	(12.1)	(12.2)
Cash and cash equivalents:
Increase (decrease)	1.6	430.8
Balance at beginning of period	181.9	183.5
Balance at end of period	$183.5	614.3

Supplemental Cash Flow Information

Capital expenditures	$(112.2)	(174.5)
Acquisitions	(0.7)	(225.1)
Payment of acquisition-related obligation	—	(90.9)
Depreciation and amortization	131.6	146.6
Cash paid for income taxes, net	(64.3)	(83.8)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in cash management, secure logistics and security solutions, including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2018 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA, the impact of Venezuela operations and related exchange rates and expected cost related to Reorganization and Restructuring activities, 2019 non-GAAP adjusted EBITDA outlook, the expected closing of the acquisition of Rodoban in Brazil, the expected rate of acquisitions in 2018 and 2019 and adjusted EBITDA related to acquisitions, and impacts of the Tax Reform Act. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2016 and 2017 (Unaudited)
(In millions, except for percentages)

	Revenues
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$292.7	300.8	297.0	319.8	1,210.3	$304.6	311.0	316.5	322.1	1,254.2
South America	157.0	170.1	186.7	204.9	718.7	202.2	204.6	247.4	270.4	924.6
Rest of World	239.2	245.6	251.2	243.4	979.4	233.5	244.0	264.8	271.8	1,014.1
Segment revenues - GAAP and Non-GAAP	688.9	716.5	734.9	768.1	2,908.4	740.3	759.6	828.7	864.3	3,192.9

Other items not allocated to segments(a)
Venezuela operations	32.1	21.5	20.4	35.4	109.4	48.1	46.3	20.8	38.9	154.1
Acquisitions and dispositions	0.8	1.5	0.5	—	2.8	—	—	—	—	—
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	849.5	903.2	3,347.0

	Operating Profit
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$3.7	3.8	8.9	23.7	40.1	$10.2	16.8	16.9	30.1	74.0
South America	24.2	21.9	35.0	41.5	122.6	39.2	36.4	47.7	59.5	182.8
Rest of World	18.8	27.8	33.0	31.7	111.3	25.4	25.4	33.3	31.1	115.2
Corporate	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)	(21.3)	(17.8)	(21.5)	(30.0)	(90.6)
Non-GAAP	33.6	40.1	63.0	79.1	215.8	53.5	60.8	76.4	90.7	281.4

Other items not allocated to segments(a)
Venezuela operations	2.7	1.6	2.2	12.0	18.5	21.1	(4.5)	2.5	1.3	20.4
Reorganization and Restructuring	(6.0)	(2.1)	(2.3)	(19.9)	(30.3)	(4.1)	(5.6)	(6.4)	(6.5)	(22.6)
Acquisitions and dispositions	(6.8)	(7.4)	(3.2)	(2.1)	(19.5)	0.4	(2.4)	(6.1)	2.8	(5.3)
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	66.4	88.3	273.9

	Margin
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	1.3%	1.3	3.0	7.4	3.3	3.3%	5.4	5.3	9.3	5.9
South America	15.4	12.9	18.7	20.3	17.1	19.4	17.8	19.3	22.0	19.8
Rest of World	7.9	11.3	13.1	13.0	11.4	10.9	10.4	12.6	11.4	11.4
Non-GAAP	4.9	5.6	8.6	10.3	7.4	7.2	8.0	9.2	10.5	8.8

Other items not allocated to segments(a)	(1.6)	(1.2)	(0.7)	(1.7)	(1.3)	1.8	(2.0)	(1.4)	(0.7)	(0.6)
GAAP	3.3%	4.4	7.9	8.6	6.1	9.0%	6.0	7.8	9.8	8.2

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and we recognized an additional $17.3 million in 2017 related to this restructuring. We expect to incur additional costs between $10 and $12 million in future periods, primarily severance costs.

Executive Leadership and Board of Directors
In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions.

2015 Restructuring
Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million.

Other Restructurings
Management continuously implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized related severance costs of $4.6 million in 2017. The majority of these restructuring actions were completed in 2017. For the remaining restructuring actions, we expect to incur additional costs less than $1 million in future periods. These estimates will be updated as management targets additional sections of our business.

Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2017 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $8.4 million in 2017.

•	Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico.

•	Severance costs of $4.0 million related to our recent acquisitions in Argentina and Brazil.

•	Transaction costs of $2.6 million related to acquisitions of new businesses in 2017.

•	Currency transaction gains of $1.8 million related to acquisition activity.

2016 Acquisitions and Dispositions

•
Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland.

•	Amortization expense for acquisition-related intangible assets was $3.6 million in 2016.

•	Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described in detail on pages 8-9 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2018 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during 2018 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	2016			2017
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$125.0	78.5	62.8%	$181.5	157.7	86.9%
Retirement plans(d)	31.5	11.3		34.9	12.6
Venezuela operations(a)	(15.9)	(14.1)		(13.5)	(12.7)
Reorganization and Restructuring(a)	30.3	7.4		22.6	7.6
Acquisitions and dispositions(a)	20.0	1.8		12.7	4.5
Prepayment penalties(e)	—	—		8.3	0.2
Deferred tax valuation allowance(c)	—	(14.7)		—	—
Interest on Brazil tax claim(f)	—	—		1.6	0.5
Tax reform(g)	—	—		—	(86.0)
Tax on accelerated income(h)	—	—		—	0.4
Non-GAAP	$190.9	70.2	36.8%	$248.1	84.8	34.2%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2017 and 36.8% for 2016.

(c)
There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(d)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(e)	Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(f)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(g)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(h)	The non-GAAP tax rate excludes the 2017 foreign tax benefit that resulted from the transaction that accelerated U.S. tax in 2015.

(i)	There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(j)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation. Non-GAAP income from continuing operations is reconciled to net income on page 12.

(k)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	849.5	903.2	3,347.0
Venezuela operations(a)	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions(a)	(0.8)	(1.5)	(0.5)	—	(2.8)	—	—	—	—	—
Non-GAAP	$688.9	716.5	734.9	768.1	2,908.4	$740.3	759.6	828.7	864.3	3,192.9

Operating profit (loss):
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	66.4	88.3	273.9
Venezuela operations(a)	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring(a)	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions(a)	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$33.6	40.1	63.0	79.1	215.8	$53.5	60.8	76.4	90.7	281.4

Interest expense:
GAAP	$(4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$(4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations(a)	0.1	—	—	—	0.1	—	—	—	0.1	0.1
Acquisitions and dispositions(a)	—	—	—	—	—	—	—	0.8	0.3	1.1
Non-GAAP	$(4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$(4.8)	(6.0)	(6.9)	(13.3)	(31.0)

Interest and other income (expense):
GAAP	$(9.7)	(9.4)	(9.2)	(10.8)	(39.1)	$(11.2)	(11.4)	(21.2)	(16.4)	(60.2)
Retirement plans(d)	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	10.0	34.9
Venezuela operations(a)	0.7	0.7	0.5	0.6	2.5	2.9	2.2	0.9	0.8	6.8
Acquisitions and dispositions(a)	—	—	(0.1)	0.6	0.5	—	—	—	6.3	6.3
Prepayment penalties(e)	—	—	—	—	—	—	—	6.5	1.8	8.3
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	4.1	(2.5)	1.6
Non-GAAP	$(1.7)	(0.6)	(0.9)	(1.4)	(4.6)	$(1.0)	(0.6)	(0.7)	—	(2.3)

Taxes:
GAAP	$9.4	14.5	19.5	35.1	78.5	$14.4	17.3	16.4	109.6	157.7
Retirement plans(d)	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations(a)	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring(a)	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions(a)	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Prepayment penalties(e)	—	—	—	—	—	—	—	2.4	(2.2)	0.2
Deferred tax valuation allowance(c)	—	—	—	(14.7)	(14.7)	—	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	1.4	(0.9)	0.5
Tax reform(g)	—	—	—	—	—	—	—	—	(86.0)	(86.0)
Tax on accelerated income(h)	—	—	—	—	—	—	—	—	0.4	0.4
Income tax rate adjustment(b)	(1.7)	(1.5)	0.1	3.1	—	2.5	(0.3)	(1.5)	(0.7)	—
Non-GAAP	$10.0	12.7	21.0	26.5	70.2	$16.3	18.5	23.5	26.5	84.8

Non-GAAP margin	4.9%	5.6%	8.6%	10.3%	7.4%	7.2%	8.0%	9.2%	10.5%	8.8%

Amounts may not add due to rounding.

See page 10 for footnote explanations.

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Noncontrolling interests:
GAAP	$2.6	3.1	1.4	3.2	10.3	$5.8	(0.7)	1.2	0.6	6.9
Venezuela operations(a)	(1.1)	(1.2)	0.3	(2.4)	(4.4)	(4.9)	2.2	0.6	0.5	(1.6)
Reorganization and Restructuring(a)	—	—	(0.1)	(0.7)	(0.8)	0.3	0.1	0.2	0.2	0.8
Income tax rate adjustment(b)	(0.4)	(0.3)	0.1	0.6	—	0.2	—	(0.2)	—	—
Non-GAAP	$1.1	1.6	1.7	0.7	5.1	$1.4	1.6	1.8	1.3	6.1

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(3.1)	0.3	24.5	12.8	34.5	$34.7	14.2	19.9	(52.1)	16.7
Discontinued operations	—	—	—	1.7	1.7	—	0.1	—	0.1	0.2
Income (loss) from continuing operations attributable to Brink's - GAAP	$(3.1)	0.3	24.5	14.5	36.2	$34.7	14.3	19.9	(52.0)	16.9
Retirement plans(d)	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations(a)	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	—	0.8
Reorganization and Restructuring(a)	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions(a)	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Prepayment penalties(e)	—	—	—	—	—	—	—	4.1	4.0	8.1
Deferred tax valuation allowance(c)	—	—	—	14.7	14.7	—	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	2.7	(1.6)	1.1
Tax reform(g)	—	—	—	—	—	—	—	—	86.0	86.0
Tax on accelerated income(h)	—	—	—	—	—	—	—	—	(0.4)	(0.4)
Income tax rate adjustment(b)	2.1	1.8	(0.2)	(3.7)	—	(2.7)	0.3	1.7	0.7	—
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$16.0	20.3	34.3	45.0	115.6	$30.0	34.1	43.5	49.6	157.2

EPS:
GAAP	$(0.06)	0.01	0.48	0.28	0.72	$0.67	0.28	0.38	(1.02)	0.33
Retirement plans(d)	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations(a)	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	—	0.02
Reorganization and Restructuring(a)	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions(a)	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Prepayment penalties(e)	—	—	—	—	—	—	—	0.08	0.08	0.16
Deferred tax valuation allowance(c)	—	—	—	0.29	0.29	—	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	0.05	(0.03)	0.02
Tax reform(g)	—	—	—	—	—	—	—	—	1.65	1.66
Tax on accelerated income(h)	—	—	—	—	—	—	—	—	(0.01)	(0.01)
Income tax rate adjustment(b)	0.04	0.04	(0.01)	(0.07)	—	(0.05)	0.01	0.03	0.01	—
Share adjustment(k)	—	—	—	—	—	—	—	—	0.02	—
Non-GAAP	$0.32	0.40	0.68	0.88	2.28	$0.58	0.66	0.84	0.95	3.03

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Adjusted EBITDA(j):
Income from continuing operations - Non-GAAP	$16.0	20.3	34.3	45.0	115.6	$30.0	34.1	43.5	49.6	157.2
Interest expense - Non-GAAP	4.8	4.9	5.1	5.5	20.3	4.8	6.0	6.9	13.3	31.0
Income tax provision - Non-GAAP	10.0	12.7	21.0	26.5	70.2	16.3	18.5	23.5	26.5	84.8
Depreciation and amortization - Non-GAAP	31.2	31.8	31.4	32.1	126.5	32.0	32.5	34.3	35.5	134.3
Share-based compensation - Non-GAAP(i)	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$64.8	71.8	93.6	111.9	342.1	$87.6	95.1	112.2	130.1	425.0

Depreciation and Amortization:
GAAP	$32.2	32.9	32.4	34.1	131.6	$33.9	34.6	37.9	40.2	146.6
Venezuela operations(a)	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring(a)	—	—	—	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions(a)	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$31.2	31.8	31.4	32.1	126.5	$32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding.
See page 10 for footnote explanations.